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                                                                      EXHIBIT 23






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






TO THE PENSION AND BENEFITS COMMITTEE OF THE GENLYTE GROUP INCORPORATED:




     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K into Genlyte's previously filed Registration Statement on Form S-8 (File No.'s: 33-30722 and 33-27190).







                                                           ARTHUR ANDERSEN & CO.




     New York, New York
     June 13, 1994



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